EXECUTION COPY
EXHIBIT 10.3
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of October 1, 2007 by and between HealthSpring, Inc., a Delaware corporation (the “Company”), and the Persons listed on the signature page to this Agreement (collectively, the “Sellers” and each individually, a “Seller”). All capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Stock Purchase Agreement (the “Purchase Agreement”) by and between the Company, the Sellers, Leon Medical Centers Health Plans, Inc., a Florida corporation, and NewQuest, LLC, , a Texas limited liability company, dated as of August 9, 2007.
RECITALS
     WHEREAS, the Company has issued to the Sellers the Shares pursuant to, and subject to the restrictions, conditions and terms set forth in, the Purchase Agreement and the Escrow Agreement; and
     WHEREAS, the Company and the Sellers have agreed to enter into this Agreement to provide for certain registration rights in favor of the Holders, subject to the terms and conditions hereinafter provided.
     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement and the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:
     1. Registration Rights
     1.1 Certain Definitions. The following terms shall have the following respective meanings:
          “Automatic Shelf Registration Statement” an automatic shelf registration statement within the meaning of Rule 405 under the Securities Act.
          “Holder” shall mean each of the Sellers and any Person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Section 1.7.
          “Holder Representative” shall mean Benjamin Leon, Jr. until the appointment of his successor by written notice executed by all of the Holders and delivered to the Company.
          “Prospectus” shall mean the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.
          “Registrable Securities” means (i) each and all of the Shares, and (ii) any and all shares of HealthSpring Stock issued or distributed by HealthSpring on or after the Closing Date in respect of the Shares (including in connection with any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of HealthSpring Stock or other securities of HealthSpring or other similar corporate transaction or event affecting the HealthSpring Stock); provided, however, that Registrable Securities shall not include any Registrable Securities that (A) have been transferred to a Person that is not a Holder pursuant to the Registration Statement or other effective registration statement under the Securities Act or in compliance with Rule 144 or any other provision of the Securities Act, (B) have been tendered to HealthSpring by the Sellers in order to satisfy any amounts owed to a Buyer Party by Sellers pursuant to Section 11 (Indemnification) of the Purchase Agreement, or (C) have been forfeited by Sellers as a result of the Share Release Condition not having been satisfied on or prior to the Share Release Deadline (as the same may be extended as provided in the Purchase Agreement).
          “register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and, if necessary, the declaration or ordering by the SEC of the effectiveness of such Registration Statement.
          “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 1.2 including, without limitation, all registration, qualification, listing and filing fees and expenses, transfer agent’s and registrar’s fees and expenses, cost of distributing Prospectuses as well as any amendments and supplements thereto, printing expenses, escrow fees, fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company, blue sky fees and expenses, fees and expenses of any special audits incident to or required by any such registration and all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement and all amendments and supplements thereto.
          “Registration Statement” shall mean a registration statement of the Company on Form S-3 (or the applicable successor form then in effect), or such other form available to the Company, which covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.
          “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.
          “Selling Expenses” shall mean all fees and disbursements of counsel and other advisors retained by the Holders and all selling commissions and stock transfer taxes applicable to the sale of Registrable Securities by the Holders.
          “Trigger Date” shall mean ninety (90) days prior to the date the Share Release Condition is contemplated to be satisfied in accordance with the Purchase Agreement as reasonably determined and certified by the Holder Representative in good faith.
          “WKSI” means a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.
     1.2 Requested Registration.
          (a) Request for Re-sale Registration. If at any time on or after the Trigger Date, the Company shall receive from the Holder Representative a written request (the “Demand Notice”) that the Company file a Registration Statement for a public re-sale of Registrable Securities (which will not be an underwritten offering), the Company will (subject to Section 1.8), in accordance with the registration procedures set forth in Section 1.4:
               (i) promptly give written notice of the proposed registration to all other Holders;

               (ii) if the Company is then a WKSI, as promptly as practicable, but in any event no later than the date the Share Release Condition is satisfied (the “Effectiveness Deadline”)), file and cause to be immediately effective a Registration Statement, which Registration Statement shall be an Automatic Shelf Registration Statement, which shall provide for the registration, sale and distribution of all Registrable Securities by the Holders as the selling securityholders thereunder in the manner of distribution reasonably specified in the Demand Notice (which will not be an underwritten offering);
               (iii) if the Company is not then a WKSI, as promptly as practicable but in all events within ten (10) business days (to the extent the Company is then Form S-3 eligible) or within sixty (60) days (to the extent the Company is not then Form S-3 eligible) following delivery of the Demand Notice, file a Registration Statement which shall provide for the registration, sale and distribution of all Registrable Securities by the Holders as the selling securityholders thereunder in the manner of distribution reasonably specified in the Demand Notice (which will not be an underwritten offering), and use its commercially reasonable best efforts to cause such Registration Statement to be declared effective on the Effectiveness Deadline or, if after the exercise of such efforts the Registration Statement is not declared effective on the Effectiveness Deadline, use commercially reasonable best efforts to cause such Registration Statement to be declared effective in all events within thirty (30) days thereafter.
     Notwithstanding the foregoing, the Company shall not be obligated to take any action to file if then a WKSI, or to cause to become effective otherwise, any such registration pursuant to this Section 1.2 if the Company shall furnish to the Holder Representative a certificate, signed by an executive officer of the Company, stating that in the good faith judgment of the Company’s Board of Directors it would be seriously detrimental to the Company or its stockholders for a Registration Statement to be filed in the near future, then the Company’s obligation to register under this Section 1.2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of the written request from the Holder Representative.
          (b) The Company shall only be obligated to file one Registration Statement under this Agreement.
          (c) The Company may suspend the availability to the Holders of the Registration Statement and the underlying Prospectus if (i) an event occurs and is continuing as a result of which such Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made and (ii) if the Board of Directors of the Company determines in good faith that the disclosure of such event at such time would be impracticable (given the nature of the event) or otherwise seriously detrimental to the Company or its stockholders; provided, however, that upon the occurrence of any event described in clauses (i) and (ii) of this Section 1.2(c) (a “Suspension Event”), the Company shall (A) provide to the Holders a certificate, signed by an executive officer of the Company, to the effect that a Suspension Event has occurred, and (B) give written and telephonic notice to the Holder Representative that the availability of the Registration Statement and the underlying Prospectus is suspended and, upon actual receipt by the Holder Representative of such notice, each Holder agrees not to offer or sell any Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of copies of a supplemented or amended Prospectus correcting the applicable misstatement or omission with respect to such Suspension Event. The period(s) during which the availability of the Registration Statement and any Prospectus may be suspended as hereinabove provided (the “Suspension Period”) shall in no event exceed an aggregate of 60 days in any 90-day period or an aggregate of 120 days in any 360-day period. The Company shall not be required to specify in the certificate and notice to the Holders the nature of the event giving rise to the Suspension Period.

     1.3 Expenses of Registration. All Registration Expenses incurred in connection with the registration pursuant to Section 1.2 shall be borne by the Company and all Selling Expenses relating to such registration shall be borne by the Holders pro rata on the basis of the number of Registrable Securities so registered.
     1.4 Registration Procedures. In the case of the registration effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion and effectiveness thereof. At its expense, the Company will:
          (a) Prepare and file with the SEC the Registration Statement with respect to all Registrable Securities and, if required, use commercially reasonable best efforts to cause such Registration Statement to become effective, in each case, in accordance with the provisions of Section 1.2(a), and, subject to Section 1.2(c), keep such Registration Statement continuously effective with respect to each Holder until the earlier of (i) the completion of the distribution described in the Registration Statement or (ii) the date such Holder’s Registrable Securities may be sold in accordance with Rule 144 in any 90 day period; provided, however, that before filing such Registration Statement or any amendments or supplements thereto, the Company will furnish to the Holder Representative copies of all such documents proposed to be filed, the of portion which documents that relate to information with respect to the Holders will be subject to the review and reasonable comment of the Holders and their counsel;
          (b) Prepare and, subject to Section 1.2(c), file with the SEC such amendments and supplements to such Registration Statement (including the Prospectus used in connection with such Registration Statement) as may be necessary to keep such Registration Statement continuously effective for the period specified in Section 1.4(a) and to comply with the provisions of the Securities Act with respect to the Holders’ intended method of disposition of all securities covered by such Registration Statement as set forth in such Registration Statement;
          (c) Furnish to the Holders, as expeditiously as practicable, such numbers of copies of the Registration Statement, including the Prospectus, and each amendment and supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
          (d) Use its commercially reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.
          (e) Subject to Section 1.2(c), notify each Holder covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, subject to any Suspension Period, as promptly as practicable, (i) prepare and file with the SEC such amendments and supplements to such Registration Statement (including the Prospectus used in connection with such Registration Statement), and (ii) furnish to all Holders a reasonable number of copies of such supplement or amendment of such Prospectus as shall be necessary so that as thereafter delivered to the purchasers of Registrable Securities, such Prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not in the light of the circumstances then existing.
          (f) Cause all such Registrable Securities to be listed or quoted, prior to the effectiveness of the Registration Statement, on each securities exchange, automated quotation system or other quotation system on which similar securities issued by the issuer of the Registrable Securities are then listed or quoted, and use commercially reasonable best efforts to cause such listing or quotation to be continuously maintained.
          (g) In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, (i) immediately notify the Holders of such order or the initiation of any Actions by any Person for that purpose, and (ii) use its commercially reasonable best efforts to promptly obtain the withdrawal of such order and the favorable disposition of any such Actions at the earliest possible moment.
          (h) On the effectiveness of the Registration Statement, (i) cause all legends to be removed from all certificates representing any Registrable Securities (including causing to be provided any written authorizations and any other required documents to the transfer agent for such Registrable Securities in order to effectuate such removal) and (ii) otherwise fully cooperate with the participating Holders to facilitate the timely preparation and delivery of new certificates (not bearing any restrictive legends) representing any Registrable Securities to be sold under such registration, and enable such Registrable Securities to be in such denominations and registered in such names as the participating Holders may request.
          (i) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement, in each case not later than the effective date of such registration.
          (j) Comply in all material respects with all applicable securities Laws (including all applicable rules and regulations of the SEC).
     1.5 Indemnification.
          (a) To the extent permitted by law, the Company will hold harmless and indemnify each Holder with respect to which registration has been effected pursuant to this Section 1 against all costs, expenses, claims, losses, damages or liabilities (or Actions in respect thereof), including any of the foregoing incurred in settlement of any Action, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, offering circular or other document (including any report or other document incorporated therein as a part thereof), or any amendment or supplement thereto, incident or related to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation by the Company of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder (and each Person controlling such Holder, as applicable (without duplication of recovery)), as incurred, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or Action, provided that the indemnity agreement contained in this Section 1.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or Action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable to any such Holder in any such case to the extent that any such claim, loss, damage, liability or Action arises out of or is based on (A) any untrue statement or omission (or alleged untrue statement or omission) of a material fact made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in the Registration Statement or Prospectus and contained therein or (B) use or delivery by such Holder of a Prospectus other than the most current Prospectus made available to such Holder by the Company.
          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, hold harmless and indemnify the Company, and each of its directors and officers, against all costs, expenses, claims, losses, damages and liabilities (or Actions in respect thereof), including any of the foregoing incurred in settlement of any Action, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement (including the underlying Prospectus), or any amendment or supplement thereto, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf such Holder and stated to be specifically for use in the Registration Statement or Prospectus and contained therein, and will reimburse the Company, and each of its directors and officers, as incurred, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or any such claim, loss, damage, liability or Action, provided that the indemnity agreement contained in this Section 1.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or Action if such settlement is effected without the consent of the Holder Representative (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall any indemnification obligation of a Holder under this Section 1.6(b) exceed the net proceeds from such Holder’s sale of the Registrable Securities giving rise to such obligation, except in the case of willful misrepresentation by such Holder.
          (c) Each party entitled to indemnification under this Section 1.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any Action resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or Action, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided however, that the Indemnified Party shall have the right to retain its own counsel, with reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would not be appropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 1.5 to the extent (but only to the extent) that the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such Action. No Indemnifying Party, in the defense of any such claim or Action, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability or obligation of any kind whatsoever in respect to such claim or Action.
          (d) If the indemnification provided for in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any cost, loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such cost, loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such cost, loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 1.5(d) exceed the net proceeds from such Holder’s sale of the Registrable Securities, except in the case of willful fraud by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) The obligations of the Company and Holders under this Section 1.5 shall survive the completion of any offering of Registrable Securities pursuant to the Registration Statement under this Section 1, and otherwise.
     1.6 Information by Holder. The Holders of Registrable Securities included in the registration shall furnish to the Company such information and affidavits regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.
     1.7 Transfer of Registration Rights. Except as provided in the immediately following sentence, the rights to cause the Company to register securities granted to the Holders under this Section 1 may be not transferred or otherwise assigned by the Holders without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The rights to cause the Company to register securities granted to the Holders under Section 1 may be transferred or otherwise assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities as permitted under the Escrow Agreement (whether before or after release from the Escrow Account) by the Holder; provided that (i) the transferor provides the Company with prior written notice of the proposed transfer, and (ii) the transferee agrees in writing to be bound by the provisions of this Agreement by executing a counterpart signature page to this Agreement, whereupon, such transferee shall be deemed to constitute a Holder for all purposes hereunder.
     1.8 Sales Under Rule 144. The Company shall have no obligation to effectuate the registration required by this Section 1 with respect to any individual Holder if, and only to the extent that, all Registrable Securities owned by such Holder are then eligible to be sold to the public in any 90 day period pursuant to Rule 144; provided, however, that, in such event the Company shall (i) deliver a notice to the Holder Representative referencing its denial to effectuate a registration with respect to such Holder pursuant to this Section 1.8; (ii) to the extent the Registrable Securities are then eligible for resale pursuant to section (k) of Rule 144, upon request from or on behalf of such Holder cause all legends to be removed from all certificates representing any Registrable Securities owned by such Holder (including, at its sole cost and expense, causing to be provided any required legal authorizations and other required documents to the transfer agent for such Registrable Securities in order to effectuate such removal), and (iii) upon notice from or on behalf of such Holder of such Holder’s intent to transfer any such Registrable Securities, provide all reasonable cooperation with such Holder to facilitate the timely preparation and delivery of new certificates (not bearing any restrictive legends) representing any Registrable Securities to be sold by such Holder (including, at its sole cost and expense, causing to be provided, subject to its receipt of customary representations letters and the filing by Holder of a Form 144 if applicable) any required legal authorizations and other required documents to the transfer agent for such Registrable Securities in order to effectuate such removal), and enable such Registrable Securities to be in such denominations and registered in such names as such Holder may request.
     1.9 Reports Under Securities Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its commercially reasonable best efforts, from and during the effectiveness of the Registration Statement until the Registrable Shares may be sold pursuant to Rule 144(k), to:
          (a) make and keep public information available at all times, as those terms are understood and defined in Rule 144;
          (b) file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Exchange Act; and
          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Securities Exchange Act, and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.
     2. General Provisions
     2.1 Specific Enforcement. The parties expressly agree that the parties may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by a party, the other party shall, in addition to all other remedies, be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.
     2.2 Amendments and Waivers. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder Representative. Each Holder hereby expressly acknowledges and agrees that any amendment or waiver effected in accordance with this Section shall be binding upon such Holder, regardless of his or her actual consent at the time of such amendment or waiver.
     2.3 Expenses. If any action at law or in equity is commenced to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and disbursements (before and at trial and at all appellate levels) in addition to any other remedy or relief to which such party may be entitled.

     2.4 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including permitted transferees of any Registrable Securities). This Agreement and the rights and obligations of the parties hereunder may not be assigned by the Company without the prior written consent of the Holder Representative or by any of the Holders except as provided in Section 1.7, and any purported assignment in violation of this Section 2.4 shall be void and of no force or effect. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     2.5 Notices. Any notice, consent, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received (i) upon delivery if personally delivered, including by a nationally recognized overnight delivery service such as FedEx, or (ii) if delivered by mail or facsimile transmission (with confirmation via mail), when received, each addressed or sent by facsimile transmission as follows (or to such other address as any party shall specify by written notice so given):

If to the Company:

HealthSpring, Inc.
9009 Carothers Parkway
Building B, Suite 501
Franklin, TN 37607
Attention:	J. Gentry Barden
Senior Vice President, Corporate General Counsel and Secretary
Fax (615) 401-4566

with a copy (which shall not constitute notice) to:

Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238
Attention:	J. James Jenkins, Jr.
Fax (615) 742-2736

If to Sellers or any Holder (including the Holder Representative):

Attention: Benjamin Leon, Jr.
Leon Medical Centers, Inc.
11501 SW 40th Street
Miami, Florida 33165
Fax (305) 642-1658

with a copy (which shall not constitute notice) to:

Bilzin Sumberg Baena Price & Axelrod LLP
200 S. Biscayne Boulevard, Suite 2500
Miami, Florida 33131
Attention:	Samuel C. Ullman
Fax (305) 351-2299

     2.6 Governing Law. This Agreement, and any dispute, controversy or claim arising out of or relating to this Agreement or a breach thereof shall be governed by, and construed in accordance with the laws of the State of Delaware (except as provided in the immediately following sentence).
     2.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements of the parties with respect to the subject matter hereof.
     2.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts hereof have been executed by each of the Parties hereto and delivered to the other Parties hereto, it being understood that all Parties need not sign the same counterpart. Delivery by facsimile or e-mail transmission in PDF format to counsel for the other Party of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence and to constitute good and effective delivery for all purposes.
     2.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be limited to the extent necessary to be enforceable and the balance of the Agreement shall be interpreted as if such provision were so limited and shall be enforceable in accordance with its terms.
     2.10 Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement. For all purposes of this Agreement, the term “business day” shall mean a day other than Saturday, Sunday or any day on which banks located in the State of Florida are authorized or obligated to close. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Words such as “herein,” “hereinafter,” “hereof,” “hereby” and “hereunder” and the words of like import refer to this Agreement, unless the context requires otherwise.
[Remainder of page intentionally left blank.]

EXECUTION COPY
     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the day and year first above written.

HEALTHSPRING, INC.

By:	/s/ Kevin M. McNamara
Name:	Kevin M. McNamara

Title:	Executive Vice President, Chief Financial Officer, and Treasurer

SELLERS:

/s/ Benjamin Leon, Jr.

Name: Benjamin Leon, Jr,

/s/ Silvia Leon

Name: Silvia Leon

/s/ Benjamin Leon, III

Name: Benjamin Leon, III

/s/ Lourdes Leon

Name: Lourdes Leon

/s/ Silvia Maury

Name: Silvia Maury

/s/ Albert R. Maury

Name: Albert R. Maury

/s/ Stuart Eiseman

Name: Stuart Eiseman

/s/ Carlos Nuñez

Name: Carlos Nuñez